For period ending December 31, 1999

				Exhibit No.
77 I

File number 811-8767



During the period covered by this
report, the
Registrant established two new
series of shares
representing interests in LIR
Premier Money Market Fund and LIR
Premier Tax-
Free Money Market Fund.  The
description of
these classes contained
in the Registrant's Post-Effective
Amendment
No. 6 to its Registration Statement
on Form N-
1A filed with the SEC on
November 11, 1999, is hereby
incorporated by
reference in response to this sub-
item.
(Accession Number:  0000898432-
99-001037; SEC File No. 333-52965).


For period ending December 31, 1999

				Exhibit No.
77 Q1-A and
D

File number 811-8767




The Registrant established two new
series
during the period covered by this
report:  LIR
Premier Money Market Fund and
LIR Premier Tax-Free Money Market
Fund.  An
amendment to the Trust Instrument
relating to
these series is hereby
incorporated by reference to
Exhibit 1(b) to
Post-Effective Amendment No. 3 to
the
Registration Statement filed with
the
SEC on September 1, 1999.
(Accession Number
000950117-99-001874, Sec File No.
333-52965).




	Exhibit No.77 Q1-E


The Registrant established two new
series
during the period covered by this
report:  LIR
Premier Money Market Fund and
LIR Premier Tax-Free Money Market
Fund.  The
form of Investment Advisory and
Administration
Contract for these series
was filed with the SEC on November
11, 1999,
and is hereby incorporated by
reference in
response to this sub-item.
(Post-Effective Amendment No. 6,
Exhibit 4(b);
Accession Number:  0000898432-99-
001037; SEC
File No. 333-52965).